UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 15, 2012, FS Investment Corporation (the “Company”) increased the Company’s public offering price from $10.75 per share to $10.80 per share and increased the amount of the semi-monthly distributions payable to stockholders of record from $0.033594 per share to $0.03375 per share in order to maintain its annual distribution yield at 7.50% (based on the $10.80 public offering price).

The increase in the public offering price was effective as of the Company’s May 16, 2012 semi-monthly closing and first applied to subscriptions received from and after May 1, 2012. The purpose of this action was to ensure that the Company’s net asset value per share did not exceed the Company’s offering price per share, after deduction of selling commissions and dealer manager fees, as required by the Investment Company Act of 1940, as amended.

Also on May 15, 2012, the board of directors of the Company (the “Board”) declared two regular semi-monthly cash distributions payable in May.  Both distributions will be paid on May 31, 2012, the first, in the amount of $0.033594 per share, to stockholders of record on May 15, 2012 and the second, at the increased rate of $0.03375 per share, to stockholders of record on May 30, 2012.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

As previously announced, based on the pace of its capital raising, the Company expected to receive subscriptions for all remaining shares of common stock registered in its public offering as of the close of business on May 11, 2012.  Following the closing of the Company’s public offering, the Company expects that:

•	as determined by the Board, distributions will be declared and paid on a monthly basis;

•	it will continue to conduct quarterly tender offers at 90% of the Company’s share price in effect as of the date of repurchase; and

•
the distribution reinvestment plan of the Company will remain effective and participating stockholders will be able to reinvest distributions at 90% of the Company’s share price in effect as of the date of reinvestment.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated May 16, 2012.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	May 16, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated May 16, 2012.